Exhibit 99.1

EPAM Reports Results for Second Quarter 2020

Second quarter revenues of $632.4 million, up 14.6% year-over-year
GAAP Diluted EPS of $1.14 for the second quarter
Non-GAAP Diluted EPS of $1.46 for the second quarter

Newtown, PA — August 6, 2020 — EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of digital platform engineering and software development services, today announced results for its second quarter ended June 30, 2020.

“EPAM’s better than expected second quarter performance demonstrates a continued need for our services during a time when businesses had to quickly pivot and adapt to an unpredictable environment,” said Arkadiy Dobkin, CEO & President, EPAM. “As we manage through the continued uncertainty in the global environment, we are driving new levels of collaboration, engagement and efficiency across the organization. Our focus for the second half of this year remains on helping our customers successfully navigate change, ensuring the safety and well-being of our employees while giving back to the communities where we live and work.”

Second Quarter 2020 Highlights
•Revenues increased to $632.4 million, a year-over-year increase of $80.8 million, or 14.6%, and on a constant currency basis, revenues were up 15.5% over the corresponding period last year;
•GAAP income from operations was $83.4 million, an increase of $10.5 million, or 14.5%, compared to $72.9 million in the second quarter of 2019;
•Non-GAAP income from operations was $108.2 million, an increase of $15.6 million, or 16.9%, compared to $92.6 million in the second quarter of 2019;
•Diluted earnings per share (“EPS”) on a GAAP basis was $1.14, an increase of $0.12, or 11.8%, compared to $1.02 in the second quarter of 2019 based on weighted average diluted shares outstanding of 58.2 million; and
•Non-GAAP diluted EPS was $1.46, an increase of $0.18, or 14.1%, compared to $1.28 in the second quarter of 2019.
Cash Flow and Other Metrics
•Cash provided by operating activities was $209.4 million for the first six months of 2020, compared to $43.8 million provided by operating activities for the first six months of 2019;
•Cash, cash equivalents and restricted cash totaled $994.9 million as of June 30, 2020, an increase of $57.2 million, or 6.1%, from $937.7 million as of December 31, 2019; and
•Total headcount was approximately 36,400 as of June 30, 2020. Included in this number were approximately 32,300 delivery professionals, an increase of 9.7% from June 30, 2019.

Third Quarter 2020 Outlook

Due to heightened uncertainty related to the potential impacts of COVID-19 on the Company’s full year business results, EPAM is not providing a full year 2020 financial outlook. The Company expects the following for the third quarter:
•Revenues will be in the range of $633 million to $643 million for the third quarter reflecting a year-over-year growth rate of approximately 8.5% at the mid-point of the range. The Company expects that foreign currency translation will have a negligible impact on year-over-year revenue growth during the quarter. The Company expects year-over-year revenue growth on a constant currency basis to be approximately 8.5% at the mid-point of the range;
•For the third quarter, the Company expects GAAP income from operations to be in the range of 13% to 14% of revenues and non-GAAP income from operations to be in the range of 16.5% to 17.5% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 16% and its non-GAAP effective tax rate to be approximately 23%; and
•The Company expects GAAP diluted EPS will be in the range of $1.15 to $1.24 for the quarter, and non-GAAP diluted EPS will be in the range of $1.40 to $1.49 for the quarter. The Company expects weighted average diluted shares outstanding for the quarter of 58.6 million.

Conference Call Information
EPAM will host a conference call to discuss the results on Thursday, August 6, 2020 at 8:00 a.m. Eastern time. The live conference call will be available by dialing +1 (844) 707-0662 or +1 (703) 318-2250 (outside of the U.S.). A webcast of the conference call can be accessed at the Investor Relations section of the Company’s website at https://investors.epam.com. A replay will be available approximately one hour after the call by dialing +1 (855) 859-2056 or +1 (404) 537-3406 (outside of the U.S.) and entering the conference ID 7297886. The replay will be available until August 13, 2020.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has leveraged its software engineering expertise to become a leading global product development, digital platform engineering, and top digital and product design agency. Through its ‘Engineering DNA’ and innovative strategy, consulting, and design capabilities, EPAM works in collaboration with its customers to deliver next-gen solutions that turn complex business challenges into real business outcomes. EPAM’s global teams serve customers in more than 30 countries across North America, Europe, Asia and Australia. As a recognized market leader in multiple categories among top global independent research agencies, EPAM was one of only four technology companies to appear on Forbes 25 Fastest Growing Public Tech Companies list every year of publication since 2013 and was the only IT services company featured on Fortune's 100 Fastest-Growing Companies list of 2019. Learn more at www.epam.com and follow EPAM on Twitter @EPAMSYSTEMS and LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of intangible assets, impairment of assets, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares operating results on a basis of “constant currency,” which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements
This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations.  Those future events and trends may relate to, among other things, the anticipated impact of the COVID-19 pandemic and the effect that it may have on our sales, operations, access to capital, revenues, profitability and customer demand. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the factors discussed in the Company’s most recent Annual Report on Form 10-K, the factors discussed in the Company’s Quarterly Report on Form 10-Q, filed on or after the date of this press release, particularly in Part I. Item 2. (Management’s Discussion and Analysis of Financial Condition and Results of Operations) and Part II. Item 1A. (Risk Factors), and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$632,383	$551,587	$1,283,742	$1,072,920
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	419,540	355,915	843,342	700,604
Selling, general and administrative expenses	114,191	111,762	239,299	213,548
Depreciation and amortization expense	15,226	11,028	30,166	21,228
Income from operations	83,426	72,882	170,935	137,540
Interest and other income, net	1,817	1,190	4,203	4,266
Foreign exchange loss	(9,167)	(3,562)	(2,643)	(7,046)
Income before provision for income taxes	76,076	70,510	172,495	134,760
Provision for income taxes	9,452	11,733	20,306	15,229
Net income	$66,624	$58,777	$152,189	$119,531
Foreign currency translation adjustments, net of tax	12,442	2,620	(16,077)	5,563
Unrealized gain/(loss) on cash-flow hedging instruments, net of tax	6,446	1,537	(2,922)	4,637
Comprehensive income	$85,512	$62,934	$133,190	$129,731

Net income per share:
Basic	$1.20	$1.07	$2.74	$2.19
Diluted	$1.14	$1.02	$2.62	$2.08
Shares used in calculation of net income per share:
Basic	55,701	54,682	55,494	54,465
Diluted	58,246	57,614	58,194	57,427

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	As of June 30, 2020	As of December 31, 2019
Assets
Current assets
Cash and cash equivalents	$993,724	$936,552
Short-term investments	60,025	9
Trade receivables and contract assets, net of allowance of $6,070 and $2,920, respectively	506,908	497,716
Prepaid and other current assets	37,679	39,934
Total current assets	1,598,336	1,474,211
Property and equipment, net	167,359	165,259
Operating lease right-of-use assets	234,760	238,991
Intangible assets, net	55,887	56,258
Goodwill	199,039	195,043
Deferred tax assets	78,102	75,013
Other noncurrent assets	55,647	39,433
Total assets	$2,389,130	$2,244,208

Liabilities
Current liabilities
Accounts payable	$7,596	$7,831
Accrued compensation and benefits expenses	223,436	230,035
Accrued expenses and other current liabilities	62,639	82,476
Income taxes payable, current	10,972	9,064
Operating lease liabilities, current	60,937	57,542
Total current liabilities	365,580	386,948
Long-term debt	25,044	25,074
Income taxes payable, noncurrent	43,391	45,878
Operating lease liabilities, noncurrent	181,705	180,848
Other noncurrent liabilities	20,316	9,315
Total liabilities	636,036	648,063
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 55,845,686 and 55,207,446 shares issued, 55,825,951 and 55,187,711 shares outstanding at June 30, 2020 and December 31, 2019, respectively	56	55
Additional paid-in capital	630,679	607,051
Retained earnings	1,172,909	1,020,590
Treasury stock	(177)	(177)
Accumulated other comprehensive loss	(50,373)	(31,374)
Total stockholders’ equity	1,753,094	1,596,145
Total liabilities and stockholders’ equity	$2,389,130	$2,244,208

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percent and per share amounts)

Reconciliation of revenue growth on a constant currency basis to revenue growth as reported under GAAP is presented in the table below:

	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Revenue growth on a constant currency basis(1)	15.5%	20.6%
Foreign exchange rates impact	(0.9)	(1.0)
Revenue growth as reported	14.6%	19.6%

(1)	Constant currency revenue results are calculated by translating current period revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30, 2020			Six Months Ended June 30, 2020
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$419,540	$(8,958)	$410,582	$843,342	$(12,942)	$830,400
Selling, general and administrative expenses(3)	$114,191	$(12,828)	$101,363	$239,299	$(23,521)	$215,778
Income from operations(4)	$83,426	$24,780	$108,206	$170,935	$42,592	$213,527
Operating margin	13.2%	3.9%	17.1%	13.3%	3.3%	16.6%
Net income(5)	$66,624	$18,362	$84,986	$152,189	$15,661	$167,850
Diluted earnings per share	$1.14		$1.46	$2.62		$2.88

	Three Months Ended June 30, 2019			Six Months Ended June 30, 2019
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$355,915	$(7,480)	$348,435	$700,604	$(20,261)	$680,343
Selling, general and administrative expenses(3)	$111,762	$(9,606)	$102,156	$213,548	$(19,227)	$194,321
Income from operations(4)	$72,882	$19,687	$92,569	$137,540	$44,227	$181,767
Operating margin	13.2%	3.6%	16.8%	12.8%	4.1%	16.9%
Net income(5)	$58,777	$14,933	$73,710	$119,531	$25,705	$145,236
Diluted earnings per share	$1.02		$1.28	$2.08		$2.53

Items (2) through (5) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Stock-based compensation expenses	$8,958	$7,480	$12,942	$20,261
Total adjustments to GAAP cost of revenues(2)	8,958	7,480	12,942	20,261
Stock-based compensation expenses	10,481	8,217	18,378	17,292
Other acquisition-related expenses	148	850	616	1,361
One-time charges	2,199	539	4,527	574
Total adjustments to GAAP selling, general and administrative expenses(3)	12,828	9,606	23,521	19,227
Amortization of acquired intangible assets	2,994	2,601	6,129	4,739
Total adjustments to GAAP income from operations(4)	24,780	19,687	42,592	44,227
Change in fair value of contingent consideration included in Interest and other income, net	(1,000)	1,356	(1,438)	1,356
Impairment of investment	313	—	313	—
Foreign exchange loss	9,167	3,562	2,643	7,046
Provision for income taxes:
Tax effect on non-GAAP adjustments	(6,769)	(4,931)	(8,623)	(10,670)
Excess tax benefits related to stock-based compensation	(8,129)	(4,741)	(19,826)	(16,254)
Total adjustments to GAAP net income(5)	$18,362	$14,933	$15,661	$25,705

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In percent, except per share amounts)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of expected revenue growth on a constant currency basis to expected revenue growth on a GAAP basis is presented in the table below:

Third Quarter 2020
Revenue growth on a constant currency basis (at mid-point of the range) (6)	8.5%
Foreign exchange rates impact	—%
Revenue growth (at mid-point of the range)	8.5%

(6)	Constant currency revenue results are calculated by translating expected revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of expected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

Third Quarter 2020
GAAP income from operations as a percentage of revenues	13% to 14%
Stock-based compensation expenses	3.0%
Included in cost of revenues (exclusive of depreciation and amortization)	1.4%
Included in selling, general and administrative expenses	1.6%
Amortization of purchased intangible assets	0.5%
Non-GAAP income from operations as a percentage of revenues	16.5% to 17.5%

Reconciliation of expected GAAP to non-GAAP effective tax rate is presented in the table below:

Third Quarter 2020
GAAP effective tax rate (approximately)	16%
Tax effect on non-GAAP adjustments	3.4%
Excess tax benefits related to stock-based compensation	3.6%
Non-GAAP effective tax rate (approximately)	23%

Reconciliation of expected GAAP to non-GAAP diluted earnings per share is presented in the table below:

Third Quarter 2020
GAAP diluted earnings per share (at least)	$1.15 to $1.24
Stock-based compensation expenses	0.33
Included in cost of revenues (exclusive of depreciation and amortization)	0.15
Included in selling, general and administrative expenses	0.18
Other acquisition-related expenses	0.01
Amortization of acquired intangible assets	0.05
Foreign exchange loss	0.05
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.09)
Excess tax benefits related to stock-based compensation	(0.10)
Non-GAAP diluted earnings per share (at least)	$1.40 to $1.49